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                                                                       EXHIBIT 5

                   [LETTERHEAD OF PRESTON GATES & ELLIS LLP]

                               December 30, 1998


OnHealth Network Company
808 Howell Street, Suite 400
Seattle, Washington 98101

Re:     OnHealth Network Company
        Form S-3 Registration Statement

Dear Sir or Madam:

     We have acted as counsel for OnHealth Network Company, a Washington corporation (the "Company"), in connection with certain transactions involving the private placement of shares of the Company's Common Stock (the "Shares") and warrants to purchase Shares (the "Warrants") to certain investors (the "Investors"). The Warrants may be exercised to purchase Shares. In connection with the private placement, on certain "Reset Dates", the Company may be obligated to issue additional Shares to the Investors.

     In connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, we have reviewed the Company's articles of incorporation and bylaws and the record of its corporate proceedings and have made such other investigations as we deemed necessary in order to express the opinions set forth below. Based on the foregoing, it is our opinion that the Shares issued are duly and validly issued, fully paid and nonassessable, and the Shares issuable on exercise of the Warrants or in certain circumstances on "Reset Dates", will, when issued, be duly and validly issued, fully paid and nonassessable.

     We hereby consent to all references to us in the Registration Statement and all amendments thereto. We further consent to the use of this opinion as an exhibit to the Registration Statement. We express no opinion as to any matters not expressly set forth herein.


                                    PRESTON GATES & ELLIS LLP


                                    By /s/ C. Kent Carlson
                                       -------------------

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